Exhibit 10.1

TEXAS REGIONAL BANCSHARES, INC.

INCENTIVE STOCK OPTION AGREEMENT

(Granted under the 2006 Incentive Plan)

This Incentive Stock Option Agreement (the “Agreement”) is executed to be effective                   , 2006, by and between Texas Regional Bancshares, Inc., a Texas corporation (the “Corporation”), and                   (the “Employee”).

The Corporation desires to provide the Employee an opportunity to purchase shares of the Corporation’s Class A Voting Common Stock, $1.00 par value per share (hereinafter referred to as “Common Stock” or “Stock”) pursuant to the Texas Regional Bancshares, Inc. 2006 Incentive Plan (the “Plan”). This Agreement represents an Award Statement or option agreement for purposes of the Plan.

The grant made pursuant to this Agreement represents an award of an Incentive Stock Option for purposes of Section 4.3(d)(1) of the Plan and other applicable provisions of the Plan. The Corporation intends that any stock option granted or exercised under this Agreement qualify as an “incentive stock option” which is given favorable income tax treatment under Section 422 of the Internal Revenue Code of 1986, as amended from time to time (the “Code”), and pertinent regulations. In the event that the Employee fails to comply with any and all requirements of Section 422 of the Code and applicable regulations relative to the option granted hereunder or any portion thereof or any shares of Stock received upon exercise hereof, the Employee may not be entitled to the favorable tax benefits granted under the Code, but the failure to receive such tax benefits shall not affect the fact that this option will be treated as an incentive stock option for purposes of the limitations in Section 4.3 of the Plan.

Now, therefore, in consideration of the mutual covenants hereinafter set forth and for other good and valuable consideration, the parties hereto agree as follows.

1.                                       Grant of Option. The Corporation hereby irrevocably grants to the Employee the right and option (the “Option”), to purchase all or any part of an aggregate of                     shares of Common Stock (such number being subject to adjustment as provided in this Agreement) on the terms and conditions herein set forth.

2.                                       Purchase Price. The purchase price of the Common Stock covered by the Option shall be $                  per share (the “Exercise Price”).

3.                                       Term of Option; Vesting Schedule. The Option herein granted may be exercised according to the following vesting schedule (subject to earlier vesting as may otherwise be provided in this Agreement upon a Change in Control or otherwise): the Employee may exercise the Option to purchase, beginning on each date set forth under the heading Commencement Date below, the number of shares of Stock set forth under the heading Number of Shares that corresponds to that commencement date (the date upon which the option herein granted first becomes exercisable as to any share is herein called the “Commencement Date”):

Number of Shares	Commencement Date

The number of shares as set forth above is subject to adjustment for stock splits, stock dividends and other changes as provided in this Agreement.

In each case the Option must be exercised prior to ten years from the date of this Agreement (the “Expiration Date”), subject to earlier termination as provided in this Agreement. The Option may be exercised within the above limitations, at any time or from time to time, as to any part of or all the shares covered hereby; provided, however, that the Option may not be exercised as to less than 30 shares at any one time (or the remaining shares then purchasable under the Option, if less than 30 shares) or with respect to any fractional share.

The purchase price of the shares as to which the Option is exercised shall be paid in full in cash or check at the time of exercise, or the Employee may effect a cashless exercise as herein provided.

If the employment of the Employee terminates for any reason, subject to the termination provisions below, the Employee may thereafter exercise his option as provided herein, but only to the extent he was entitled to exercise the option on the date when his employment terminated. The holder of the Option shall not have any of the rights of a shareholder with respect to the shares covered by the Option except to the extent that one or more certificates for such shares are delivered to him or her upon the due exercise of the Option.

If registration is required by law, the Option may not be exercised unless at the date of exercise an appropriate registration statement under the Securities Act of 1933, as amended, relating to the shares covered by the Option shall be in effect. If such registration is required by law, the Corporation will endeavor to obtain, prior to the time when the Option would otherwise be exercisable, the registration of the shares covered by the Option under the Act, as amended, but the exercise period shall not extend beyond the Expiration Date.

4.                                       Nontransferability. The Option shall not be transferable otherwise than by will or by the laws of descent and distribution, and the Option may be exercised, during the lifetime of the Employee, only by him or her. More particularly (but without limiting the generality of the foregoing), the Option may not be assigned, transferred (except as provided above), pledged, or hypothecated in any way, shall not be assignable by operation of law, and shall not be subject to execution, attachment, or similar process. Any attempted assignment, transfer, pledge, hypothecation, or other disposition of the Option contrary to the provisions hereof, and the levy of any execution, attachment, or similar process upon the Option, shall be null and void and without effect.

5.                                       Employment. In consideration of the granting of the Option and regardless of whether or not the Option shall be exercised, the Employee will devote his or her entire time, energy, and skill to the service of the Corporation or its parent or one or more of the Corporation’s subsidiaries while he or she remains employed by such corporation, subject to vacations, sick leaves, and other approved absences. The Employee’s employment, subject to the provisions of any contract between the Corporation or any such parent or subsidiary and the Employee, shall be at the pleasure of the Board of Directors of each employing corporation and at such compensation as such employing corporation or corporations shall determine.

6.                                       Exercise Period. Any or all Common Stock purchasable under the Option will be purchasable at any time following the Commencement Date, and prior to the Expiration Date, subject to any other limitation provided in this Agreement.

7.                                       Termination of Employment. The following provisions will govern the ability of an Employee to exercise any portion of the Option that is outstanding following termination of employment:

(a)                                If the employment of an Employee with the Corporation is terminated for reasons other than (i) death, (ii) discharge for Cause, or (iii) retirement with the Corporation’s consent having reached normal retirement age of at least age 65 and having at least ten years of service to the Corporation, such Employee’s outstanding Options may be exercised at any time within three months after such termination, to the extent of the number of shares which were exercisable at the date of such termination; except that this Option shall not be exercisable on any date beyond the expiration date of the Option.

(b)                               If the employment of an Employee with the Corporation is terminated for Cause, this Option (whether or not then exercisable) shall expire and any rights hereunder shall terminate immediately.

(c)                                Should the Employee die prior to the vesting of this Option, any installment or installments not then exercisable shall become fully exercisable and vested as of the date of the Employee’s death and the Options may be exercised by the Employee’s Personal Representative at any time within one year after the Employee’s death.

(d)                               Should the Employee retire with the Corporation’s consent provided that the Employee has reached normal retirement age of at least age 65 and has at least ten years of service to the Corporation, the option shall continue to be exercisable until the Expiration Date, subject to earlier termination as provided in this Agreement. In addition, in the event the Employee’s employment with the Corporation terminates (except for a termination for Cause which is governed by Section 9.1(b)) prior to the vesting of this Option or any portion thereof, if the Employee has not yet reached normal retirement age of at least age 65 as of the date of this Agreement, but has reached normal retirement age of at least age 65 at the date of termination of employment and such retirement is with the consent of the Corporation and the Employee has at least ten years of service to the Corporation, and if, following retirement from the Corporation, the Employee is not thereafter employed by any employer offering banking and other financial services, then any installment or installments not then exercisable shall continue to vest in accordance with this Agreement as if the individual had continued to be employed, and may then be exercised for the remaining term as set forth in this Agreement; provided, however, that any exercise more than three months following termination of employment may cause the Option and the exercise and disposition thereof not to be afforded the favorable tax treatment otherwise provided to incentive stock options under the Code.

(e)                                  “Cause”, with respect to any Employee, means (i) the definition of Cause as set forth in any individual employment agreement applicable to such Employee, or (ii) in the case of an Employee who does not have an individual employment agreement that defines Cause, then Cause means the termination of an Employee’s employment by reason of his or her (1) engaging in gross misconduct that is injurious to the Corporation, monetarily or otherwise, (2) misappropriation of funds, (3) willful misrepresentation to the directors or officers of the Corporation, (4) gross negligence in the performance of the Employee’s duties having an adverse effect on the business, operations, assets, properties or financial condition of the Corporation, (5) conviction of a crime involving moral turpitude. The determination of whether an Employee’s employment was terminated for Cause shall be made by the Corporation in its sole discretion.

(f)                                    For purposes of this agreement, the Employee’s employment shall not be considered terminated in the case of sick leave or other bona fide leave of absence approved by the Corporation or a subsidiary, or in the case of the transfer to the employment of a subsidiary or to the employment of the Corporation. So long as the Employee shall continue to be an employee of the Corporation or a parent corporation or one or more of the Corporation’s subsidiaries, the Option shall not be affected by any change of duties or position. Nothing in this Option Agreement shall confer upon the Employee any right to continue in the employ of the Corporation or of any of its subsidiaries or interfere in any way with the right of the Corporation or any such subsidiary to terminate his or her employment at any time.

8.                                       Changes in Capital Structure. If all or any portion of the Option shall be exercised subsequent to any share dividend, split-up, recapitalization, merger, consolidation, combination or exchange of shares, separation, reorganization, or liquidation occurring after the date hereof, as a result of which shares of any class shall be issued in respect of outstanding Common Shares or Common Shares shall be changed into the same or a different number of shares of the same or another class or classes, the following adjustment shall be made:  The person or persons exercising the Option shall receive, for the aggregate price calculated and paid upon such exercise as provided in Sections 2 and 3 above, the aggregate number and class of shares which such person or persons would be holding at the time of such exercise, as a result of such purchase and as a result of all such share dividends, split-ups, recapitalizations, mergers, consolidations, combinations or exchanges of shares, separations, reorganizations, or liquidations; provided, however, that no fractional share shall be issued upon any such exercise, and the number of shares subject to the Option and the aggregate price to be paid shall be appropriately reduced on account of any fractional share not issued. The foregoing shall be determined as if Common Shares (as authorized at the date hereof) had been purchased at the date hereof for the same aggregate price (on the basis of the price per share set forth in Section 2 applicable at the date hereof), and had not been disposed of. No adjustment shall be made in the minimum number of shares which may be purchased at any one time, as fixed by Section 3 hereof.

9.                                       Method of Exercising Option.

(a)                                  Exercise Procedure. Subject to the terms and conditions of this Option Agreement, the Option may be exercised by written notice to the Corporation, in care of the Chief Executive Officer, at 3900 North Tenth Street, 11th Floor, McAllen, Texas 78501. Such notice shall state the election to exercise the Option and the number of shares in respect of which it is being exercised, and shall be signed by the person or persons so exercising the Option. At the option of the Corporation, the Corporation may make available means of electronic transmission of notice of exercise and provided that the Employee follows such instructions the Option will be deemed exercised upon compliance with the electronic exercise procedures. Such notice shall either: (i) be accompanied by payment of the full purchase price of such shares, in which event the Corporation shall deliver a certificate or certificates representing such shares as soon as practicable after the notice is received; or (ii) fix a date (not less than five nor more than ten business days from the date such notice is received by the Corporation) for the payment of the full purchase price of such shares, against delivery of a certificate or certificates representing such shares; or (iii) be accompanied by a notice of cashless exercise as provided in subparagraph (b) below. Payment of the purchase price shall, in either case, be made by check payable to the order of the Corporation unless the exercise notice is accompanied by a cashless exercise notice as provided in subparagraph (b) below. The certificate or certificates for the share as to which the Option is exercised shall be registered in the name of the person or persons exercising the Option (or, if the Option is exercised by the Employee and if the Employee requests in the notice exercising the Option, shall be registered in the name of the Employee and another person jointly, with right of survivorship) and shall be delivered as provided above to or upon the written order of the person or persons exercising the Option. In the event the Option is exercised, pursuant to this Agreement, by any person or persons other than the Employee, such notice shall be accompanied by appropriate proof of the right of such person or persons to exercise the Option. All shares purchased upon the exercise of the Option as provided herein shall be fully paid and nonassessable.

(b)                                 Cashless Exercise. In the discretion of the Employee, provided that the fair market value of the Shares exceeds the exercise price of the Option, in lieu of exercising this Option by payment of the Exercise Price by delivering cash or check, the Employee may elect to exercise the Option and pay for Shares in a cashless exercise. In order to effect a cashless exercise, the Employee shall indicate in the exercise notice or other written communication acceptable to the Corporation that he or she intends to make a cashless exercise, and the Employee shall deliver a number of shares equal to the value (as determined below) of this Option (or the portion thereof being exercised). In such event the Shares that the Corporation shall issue to the Employee with respect to such exercise shall be computed using the following formula:

X =	Y * (A - B)
A

where:	X = the number of Shares to be issued to the Employee
Y = the number of Shares being exercised under this Option, to the extent that this Option is being exercised
A = the fair market value of one Share as of the date of exercise
B = the Exercise Price per Share

For purposes of this calculation, the fair market value shall mean, on any specified date, an amount equal to the mean between the reported high and low prices of the Corporation’s Stock as traded on or reported through the NASDAQ Stock Market, Inc. (“NASDAQ”) National Market System on the specified date or, if no shares of the Corporation’s Stock have been traded on any such dates, the mean between the reported high and low prices of the Corporation’s Stock traded on or reported through NASDAQ as reported on the first day prior thereto on which shares of the Corporation’s Stock were so traded. If shares of the Corporation’s Stock are no longer traded on or reported through NASDAQ, Fair Market Value shall be determined in good faith by the Committee using other reasonable means.

10.                                 Change of Control and other Reorganizations. In the event of a Change of Control, as that term is defined in the Plan, the provisions of Article X of the Plan shall control, provided that, notwithstanding any provisions in the Plan to the contrary (which provisions may be varied by this Agreement as set forth in the Plan), upon a Change of Control, whether or not the Corporation is the surviving corporation in such Change in Control and whether or not the surviving corporation proposes to assume this Option, the Option shall effective prior to the Change in Control (or such number of days prior thereto as the Board of Directors may fix and determine) immediately vest and be fully exercisable as to all shares of stock for which this Option has been granted, without regard to the vesting schedule set forth in section 3 above. In such event, the Commencement Date for any portion of the Option vested as a result of the Change in Control shall be either immediately prior to the Change in Control or such earlier vesting acceleration date set by the Board of Directors. The existence of this Option shall not in any way prevent any change of control or other transaction described in Article X of the Plan, and the Employee shall not have the right to prevent any such transaction.

11.                                 Notice of Disposition. The Employee shall immediately notify the Corporation in writing of any disposition of the stock acquired pursuant to the Option that would disqualify the Option from the incentive option tax treatment afforded by Section 422 of the Internal Revenue Code. The notice shall state the number of shares disposed of, the dates of acquisition and disposition of the shares, and the consideration received upon that disposition.

12.                                 Derivative Securities. Notwithstanding anything herein to the contrary (and in addition to any limitations on transferability as otherwise contained herein, including any such limitations as are contained in Section 4 hereof), a derivative security, as that term is defined for purposes of Rule 16b-3 promulgated by the Securities and Exchange Commission pursuant to the Securities Exchange Act of 1934, as amended, issued under the Plan, including any issued pursuant to this Agreement, is not transferable by the Employee other than by will or the laws of descent and distribution or pursuant to a qualified domestic relations order as defined by the Internal Revenue Code of 1986, as amended, 26 U.S.C. § 1 et seq. (“Internal Revenue Code”) or Title I of the Employee Retirement Income Security Act, or the rules thereunder.

13.                                 General. The Corporation shall at all times during the term of the Option reserve and keep available such number of shares of Common Stock as will be sufficient to satisfy the requirements of this Option Agreement, shall pay all original issue and transfer taxes with respect to the issue and transfer of shares pursuant hereto and all other fees and expenses necessarily incurred by the Corporation in connection therewith, and will from time to time use its best efforts to comply with all laws and regulations which, in the opinion of counsel for the Corporation, shall be applicable thereto.

14.                                 Parent and Subsidiary. As used herein, the terms “parent” and “subsidiary” shall mean any present or future corporation which would be a “parent corporation” or a “subsidiary corporation” of the Corporation, as those terms are defined in Section 424 of the Internal Revenue Code of 1986.

15.                                 Conditions of Plan. This Agreement is executed pursuant to the Plan, which is defined above as the Texas Regional Bancshares, Inc. 2006 Incentive Plan. The Plan may contain other conditions not contained in this Agreement, and the Employee enters into this Agreement subject to any conditions and limitations contained in the Plan. In the event of any inconsistency between any provision of this Agreement and mandatory terms and conditions of the Plan, the terms and conditions of the Plan shall control. To the extent that the Plan does not address an issue or allows the option agreement to vary from the terms and conditions of the Plan, the terms and conditions of this Agreement shall control. Defined terms used in this Agreement and not otherwise defined herein shall have the meanings assigned to them in the Plan.

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IN WITNESS WHEREOF, the Corporation and the Employee enter into this Agreement to be effective as of the day and year first above written.

TEXAS REGIONAL BANCSHARES, INC.

By:
Glen E. Roney, Chairman of the Board
and Chief Executive Officer

EMPLOYEE: